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                                                                    EXHIBIT 99.3

                             SANMINA-SCI CORPORATION

                            OFFER FOR ALL OUTSTANDING
   10.375% SENIOR SECURED NOTES DUE JANUARY 15, 2010 AND ASSOCIATED GUARANTEES
                                 IN EXCHANGE FOR
  10.375% SENIOR SECURED NOTES DUE JANUARY 15, 2010 AND ASSOCIATED GUARANTEES,
                           WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

              PURSUANT TO THE PROSPECTUS, DATED ____________, 2003

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 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 _________________, 2003, UNLESS EXTENDED. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                                                             __________ __, 2003

To Our Clients:

         Enclosed for your consideration is a prospectus, dated _____________, 2003, and the related letter of transmittal relating to the exchange offer by Sanmina-SCI Corporation, which we refer to as Sanmina-SCI in this letter, to exchange its 10.375% Senior Secured Notes due January 15, 2010 and associated guarantees, which have been registered under the Securities Act of 1933, as amended, which we collectively refer to as the exchange notes in this letter, for its outstanding 10.375% Senior Secured Notes due January 15, 2010 and associated guarantees, which we collectively refer to as the original notes in this letter, upon the terms and subject to the conditions described in the prospectus and the letter of transmittal. The exchange offer is being made in order to satisfy certain obligations of Sanmina-SCI and certain of its subsidiaries contained in the Registration Rights Agreement, dated December 23, 2002, by and among Sanmina-SCI, certain subsidiaries of Sanmina-SCI party thereto and the initial purchasers referred to therein.

         This material is being forwarded to you as the beneficial owner of the original notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the original notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the original notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 P.M., New York City time, on ___________, 2003, unless extended by Sanmina-SCI, which we refer to as the expiration date in this letter. Any original notes tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

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         Your attention is directed to the following:

         1.       The exchange offer is for any and all original notes.

         2. The exchange offer is subject to certain conditions set forth in the prospectus in the section captioned "The Exchange Offer -- Conditions to the Completion of the Exchange Offer."

         3. Any transfer taxes incident to the transfer of original notes from the holder to Sanmina-SCI will be paid by Sanmina-SCI, except as otherwise provided in the instructions in the letter of transmittal.

         4. The exchange offer expires at 5:00 P.M., New York City time, on ________, 2003, unless extended by Sanmina-SCI.

         If you wish to have us tender your original notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

                                      -2-

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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the exchange offer of Sanmina-SCI Corporation with respect to the original notes.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the original notes and to acquire the exchange notes, issuable upon the exchange of such original notes, and that, when such validly tendered original notes are accepted by Sanmina-SCI for exchange, Sanmina-SCI will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

         By completing, executing and delivering these instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender the original notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and letter of transmittal.

                                       ORIGINAL NOTES WHICH ARE TO BE TENDERED
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         CERTIFICATE NUMBERS               PRINCIPAL AMOUNT HELD BY THE        ORIGINAL NOTES ARE TO BE TENDERED
            (IF AVAILABLE)                         UNDERSIGNED                         ("YES" OR "NO")*
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
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

 * Unless otherwise indicated, "yes" will be assumed.

         None of the original notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the original notes held by us for your account.

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                                    IMPORTANT

                                PLEASE SIGN HERE
                   (to be completed by all tendering holders)

THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THESE INSTRUCTIONS WILL BE DEEMED TO CONSTITUTE AN INSTRUCTION TO TENDER ORIGINAL NOTES AS INDICATED ABOVE.

Signature (s): _________________________________________________________________

Name (s) (Please Print): _______________________________________________________

Address: _______________________________________________________________________

Zip Code: ______________________________________________________________________

Area Code and Telephone No.: ___________________________________________________

Tax Identification or Social Security No.: _____________________________________

My Account Number with You: ____________________________________________________

Date: __________________________________________________________________________

(Must be signed by the registered holder(s) of the original notes exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 3 to the letter of transmittal.)